UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, NorthWest Indiana Bancorp (the “Bancorp”) and its bank subsidiary, Peoples Bank (the “Bank), entered into amendments to (i) the Amended and Restated Employment Agreement effective as of April 28, 2016 with Mr. David A. Bochnowski, the Executive Chairman of the Board of Directors of the Bancorp and the Bank, which was amended by a First Amendment to Amended and Restated Employment Agreement dated April 28, 2021, and (ii) the Employment Agreement dated August 1, 2017 with Mr. Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Bank, which was amended pursuant to a First Amendment to Employment Agreement dated July 27, 2018 and a Second Amendment to Employment Agreement dated March 15, 2021. Each amendment became effective upon signing. Following is a description of the material terms of the amendments to the foregoing employment agreements.

Second Amendment to Amended and Restated Employment Agreement with David A. Bochnowski

The Second Amendment dated May 3, 2021 to David Bochnowski’s Amended and Restated Employment Agreement (the “Second Amendment”) reflects the following amendments:

●
The Second Amendment amends the definition of “Good Reason” in Section 8(e) of the employment agreement to eliminate as a “Good Reason” triggering event the resignation by David Bochnowski for any reason during the one-year period immediately after a Change of Control (as defined in the employment agreement). This eliminates what is often referred to as a “modified single trigger” change in control severance provision that was previously present in the employment agreement. In addition, the Second Amendment also adds a provision to the “Good Reason” definition stating that the expiration of the term of the employment agreement, or a failure to enter into a renewal term, will not constitute “Good Reason.”  The Second Amendment also makes corresponding changes to the language in the severance provisions of the employment agreement to reflect the elimination of the modified single trigger provision.

●
The prior provisions of Section 10 of the employment agreement provided that, among other things, David Bochnowski would be entitled to certain tax gross-up payments in connection with any severance payments made to Mr. Bochnowski upon a Change of Control. The Second Amendment eliminates these tax gross-up payment provisions. The amendment also adds a provision that the payments or benefits to be made to Mr. Bochnowski under the agreement, when aggregated with any other “parachute payments” under Section 280G of the Internal Revenue Code (the “Code”), that becomes payable or accelerated due to a Change of Control will be reduced to the highest amount permissible under Sections 280G and 4999 of the Code. This provision is often referred to as a “280G cap.”

●
The Second Amendment amends Section 9(c) of the employment agreement to now provide that the severance benefits payable to David Bochnowski upon a discharge without Cause (as defined in the employment agreement) or a resignation with Good Reason are contingent upon Mr. Bochnowski executing a general release and waiver of claims in a form and substance acceptable to the Bancorp.

●
The Second Amendment amends Section 9(e) of the employment agreement to now provide that the severance payment to Mr. Bochnowski applicable upon a discharge without Cause or a resignation with Good Reason in connection with a Change of Control as it relates to his annual bonus under Sections 9(c)(i) and (iii) of the agreement will be the most recent annual bonus received by Mr. Bochnowski prior to the Change of Control, and the benefits continuation provision in Section 9(c)(iv) of the agreement will be those benefits that were provided to Mr. Bochnowski immediately prior to the Change of Control; provided that, the foregoing provisions will not apply to the severance and benefits provisions above if the benefits Mr. Bochnowski would receive under those provisions would be greater without the application of the limitations described in this paragraph.

●
Under the prior provisions of Section 6(a) of the employment agreement, the Bank agreed to continue funding all premiums under certain group life, AD&D, split dollar, and life insurance policies, and any other insurance policies that may in the future be purchased, under which David Bochnowski is an insured until the end of the term of the employment agreement. Notwithstanding the above, in the event of a Change in Control (as defined in the employment agreement) of the Bancorp or the Bank, under the prior provisions of Section 6(a), the Bank agreed to pay David Bochnowski all future premiums on the above policies, plus certain tax gross-up amounts, prior to the end of the term. The Second Amendment amends Section 6(a) of the employment agreement to now provide that, notwithstanding the above, in the event of David Bochnowski’s discharge without Cause (as defined in the employment agreement) or resignation for Good Reason (as defined in the employment agreement) in connection with a Change in Control of the Bancorp or the Bank, the Bank will pay David Bochnowski the amount of only those future premiums on the insurance policies that are reasonably expected to become due before the end of the term of the employment agreement, and that David Bochnowski will be solely responsible for any tax on the above-described insurance benefits (the Bank is no longer be obligated to pay any tax gross-up amounts in connection with these benefits).

●
The Second Amendment amends Section 19 of the employment agreement to expand the employee and customer non-solicitation covenants which are applicable to David Bochnowski during his employment with the Bancorp or the Bank and for a period of one year following his date of termination, as well as an expansion of the confidentiality covenants applicable to Mr. Bochnowski.

●
The Second Amendment amends Section 24 of the employment agreement to make certain technical changes to the provisions governing the application of Code Section 409A to payments to Mr. Bochnowski under the agreement.

The foregoing description of the Second Amendment is a summary and is qualified in its entirety by reference to the terms of the Second Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Third Amendment to Employment Agreement with Benjamin J. Bochnowski

The Third Amendment dated May 3, 2021 to Benjamin Bochnowski’s Employment Agreement (the “Third Amendment”) reflects the following amendments:

●
The Third Amendment amends the severance provisions applicable to a discharge of Benjamin Bochnowski without Cause (as defined in the employment agreement) or a resignation with Good Reason (as defined in the agreement) in Section 9(b) of the employment agreement to eliminate the event triggering severance benefits payable to Mr. Bochnowski by reason of his resignation without Good Reason within one year after a Change of Control. This eliminates the “modified single trigger” change in control severance provision that was previously present in the employment agreement. The Third Amendment also makes corresponding changes to the language in the severance provisions of the employment agreement to reflect the elimination of the modified single trigger provision.

●
The Third Amendment amends Section 9(b) of the employment agreement to now provide that the severance benefits payable to Benjamin Bochnowski upon a discharge without Cause or a resignation with Good Reason are contingent upon Mr. Bochnowski executing a general release and waiver of claims in a form and substance acceptable to the Bancorp.

●
The Third Amendment amends Section 9(c) of the employment agreement to now provide that if Mr. Bochnowski’s employment terminates for any reason after a Change of Control, the severance payment applicable upon a discharge without Cause or a resignation with Good Reason as it relates to his annual bonus under Section 9(b)(ii) of the agreement will be the most recent annual bonus received by Mr. Bochnowski prior to the Change of Control, and the benefits continuation provision in Section 9(b)(iii) of the agreement will be those benefits that were provided to Mr. Bochnowski immediately prior to the Change of Control; provided that, the foregoing provisions will not apply to the severance and benefits provisions above if the benefits Mr. Bochnowski would receive under those provisions would be greater without the application of the limitations described in this paragraph.

●
The Third Amendment amends the “Change of Control” definition in Section 8(c) of the employment agreement to add a provision that notwithstanding any other provision of the agreement, no Change of Control will be deemed to have occurred unless such event constitutes a change in control under Code Section 409A. A similar change was made to the “Termination of Employment” definition in Section 8(f) of the agreement to provide that no Termination of Employment will occur unless a separation from service under Code Section 409A has occurred.

●
The Third Amendment amends Section 17 of the employment agreement to expand the employee and customer non-solicitation covenants which are applicable to Benjamin Bochnowski during his employment with the Bancorp or the Bank and for a period of one year following his date of termination.

●
The Third Amendment amends Section 23 of the employment agreement to make certain technical changes to the provisions governing the application of Code Section 409A to payments to Mr. Bochnowski under the agreement.

The foregoing description of the Third Amendment is a summary and is qualified in its entirety by reference to the terms of the Third Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the matters discussed herein. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this report should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the Securities and Exchange Commission (“SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. In addition to matters discussed in this report, additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Employment Agreement with David A. Bochnowski dated May 3, 2021.
10.2	Third Amendment to Employment Agreement with Benjamin J. Bochnowski dated May 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: May 5, 2021

	By:	/s/ Peymon S. Torabi
Printed Name: Peymon S. Torabi
Title: Executive Vice President, Chief Financial Officer and Treasurer